UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 4, 2008

                               GASCO ENERGY, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                      001-32369               98-0204105
(State or other jurisdiction of       (Commission              (IRS Employer
        incorporation)                 File Number)          Identification No.)


8 Inverness Drive East, Suite 100, Englewood, Colorado                  80112
         (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (303) 483-0044


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))





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Item 2.02         Results of Operations and Financial Condition

         On August 4, 2008, Gasco Energy, Inc. issued a press release announcing its financial and operational results for the quarter ended June 30, 2008. A copy of this press release is attached as Exhibit 99.1

         This information, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference therein.

Item 8.01         Other Events

         During the second quarter of 2008, we finalized the implementation of a new software program that we believe more accurately tracks and maintains our leasehold acreage positions. As a result of the conversion from our previous system to the new software, we have revised our December 31, 2007 acreage disclosure as follows:

Oil and Gas Acreage

The following table sets forth the undeveloped and developed leasehold acreage, by area, held by the Company as of December 31, 2007. Undeveloped acres are acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether or not such acreage contains proved reserves. Developed acres are acres which are spaced or assignable to productive wells. Gross acres are the total number of acres in which Gasco has a working interest. Net acres are the sum of Gasco's fractional interests owned in the gross acres. The table does not include acreage that the Company has a contractual right to acquire or to earn through drilling projects, or any other acreage for which the Company has not yet received leasehold assignments. In certain leases, the Company's ownership is not the same for all depths; therefore, the net acres in these leases are calculated using the greatest ownership interest at any depth. Generally this greater interest represents Gasco's ownership in the primary objective formation.


Revised disclosure:

                         Undeveloped Acres             Developed Acres
                  ----------------------------     ---------------------

                        Gross           Net           Gross        Net

     Utah             120,648        80,903           4,680      3,373
     Wyoming           68,108        41,312              80         60
     Nevada            87,803        41,893               -          -
     California        16,336        13,089               -          -
                  ------------  ------------        ---------   --------
      Total acres     292,895       177,197           4,760      3,433
                  ============  ============        =========   ========

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As previously reported:

                         Undeveloped Acres             Developed Acres
                  ----------------------------   -------------------------

                      Gross             Net          Gross            Net

     Utah            119,867          89,090          4,680          3,373
     Wyoming          68,108          41,312             80             60
     Nevada           87,803          41,893              -              -
     California       16,336          13,089              -              -
                   ----------    ------------    -----------     ----------
     Total acres     292,114         185,384          4,760          3,433
                   ==========    ============    ===========     ==========

We believe that the revisions described above are not, individually or in the aggregate, material to our business, financial condition or results of operations. Accordingly, we believe that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of
1934) are effective to provide reasonable assurance that information we are required to disclose in our reports under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and that such information is accumulated and communicated to our management as appropriate to allow timely decisions regarding required disclosure.


Item 9.01.        Financial Statements and Exhibits

         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits:

                99.1     Press Release dated August 4, 2008


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GASCO ENERGY, INC.


August 4, 2008                                By:   /s/ W. King Grant
                                                    ---------------------------
                                                    W. King Grant
                                                    Chief Financial Officer




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